As filed with the Securities and Exchange Commission on November 7, 2019
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0474169 (I.R.S. Employer Identification No.)
8800 Technology Forest Place The Woodlands, Texas (Address of Principal Executive Offices)	77381 (Zip Code)
____________________
2017 Equity Incentive Plan
(Full titles of the plan)
____________________
Lonnel Coats
President and Chief Executive Officer
8800 Technology Forest Place
The Woodlands, Texas 77381
(281) 863-3000
(Name, address and telephone number, including area code, of agent for service)
____________________
copies to:

David P. Oelman Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	Brian T. Crum Vice President and General Counsel Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, Texas 77381 (281) 863-3000
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  Large accelerated filer ☐   Accelerated filer  ☑ Non-accelerated filer ☐   Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

____________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Title of Plan	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001	2017 Equity Incentive Plan	5,000,000 shares	$3.75	$18,750,000	$2,434

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of common stock that become issuable under the 2017 Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933. The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based on the average of the high and low sales price per share of the registrant’s common stock, as reported on The Nasdaq Global Select Market on October 31, 2019.

EXPLANATORY NOTE

Lexicon Pharmaceuticals, Inc. (the “Company”) previously filed registration statements on Form S-8 (Registration Nos. 333-41532, 333-168678, 333-183020, 333-210145 and 333-217873) registering the issuance of an aggregate of 15,000,000 shares of the Company’s common stock under its 2017 Equity Incentive Plan.
On April 25, 2019, the Company’s stockholders approved an amendment and restatement of the 2017 Equity Incentive Plan that increased the total number of shares of the Company’s common stock that may be issued pursuant to stock awards granted under the plan from 15,000,000 to 20,000,000 shares.
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this registration statement on Form S-8 is being filed by the Company for the purpose of registering the issuance of an additional 5,000,000 shares of the Company’s common stock under the 2017 Equity Incentive Plan as a result of such increase in the number of shares reserved for issuance under the plan. This registration statement will increase the number of shares registered under the 2017 Equity Incentive Plan to 20,000,000 shares. The content contained in the Company’s registration statements on Form S-8 (Registration Nos. 333-41532, 333-168678, 333-183020, 333-210145 and 333-217873) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.		Description

4.1	—	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.2	—
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 20, 2015 and incorporated by reference herein).

4.3	—	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.4	—	Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.5	—
Amendment, dated October 7, 2009, to Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 7, 2009 and incorporated by reference herein).

4.6	—	Registration Rights Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.7	—	Stockholders’ Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.8	—
Supplement to Transaction Agreements, dated March 15, 2010, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 15, 2010 and incorporated by reference herein).

4.9	—
Supplement No. 2 to Transaction Agreements, dated February 23, 2012, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 23, 2012 and incorporated by reference herein).

4.10	—
Indenture related to the 5.25% Convertible Senior Notes due 2021, dated as of November 26, 2014, with Wells Fargo Bank, N.A. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).

4.11	—	Form of 5.25% Convertible Senior Notes due 2021 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).
*5.1	—	Opinion of Vinson & Elkins L.L.P.
*23.1	—	Consent of Ernst & Young LLP
*23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
*24.1	—	Power of Attorney (contained in signature page).
99.1	—	2017 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 25, 2019 and incorporated by reference herein).

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on November 7, 2019.

Lexicon Pharmaceuticals, Inc.

By:	/s/ Lonnel Coats
Lonnel Coats
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Lonnel Coats and Jeffrey L. Wade, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.

Signature	Title	Date

/s/ Lonnel Coats	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2019
Lonnel Coats

/s/ Jeffrey L. Wade	Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer (Principal Financial Officer)	November 7, 2019
Jeffrey L. Wade

/s/ James F. Tessmer	Vice President, Finance and Accounting (Principal Accounting Officer)	November 7, 2019
James F. Tessmer

/s/ Raymond Debbane	Chairman of the Board of Directors	November 7, 2019
Raymond Debbane

/s/ Philippe J. Amouyal	Director	November 7, 2019
Philippe J. Amouyal

/s/ Samuel L. Barker	Director	November 7, 2019
Samuel L. Barker, Ph.D.

/s/ Robert J. Lefkowitz	Director	November 7, 2019
Robert J. Lefkowitz, M.D.

/s/ Alan S. Nies	Director	November 7, 2019
Alan S. Nies, M.D.

/s/ Frank P. Palantoni	Director	November 7, 2019
Frank P. Palantoni

/s/ Christopher J. Sobecki	Director	November 7, 2019
Christopher J. Sobecki

/s/ Judith L. Swain	Director	November 7, 2019
Judith L. Swain, M.D.

EXHIBIT INDEX

Exhibit No.		Description

4.1	—	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.2	—
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 20, 2015 and incorporated by reference herein).

4.3	—	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.4	—	Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.5	—
Amendment, dated October 7, 2009, to Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 7, 2009 and incorporated by reference herein).

4.6	—	Registration Rights Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.7	—	Stockholders’ Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.8	—
Supplement to Transaction Agreements, dated March 15, 2010, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 15, 2010 and incorporated by reference herein).

4.9	—
Supplement No. 2 to Transaction Agreements, dated February 23, 2012, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 23, 2012 and incorporated by reference herein).

4.10	—
Indenture related to the 5.25% Convertible Senior Notes due 2021, dated as of November 26, 2014, with Wells Fargo Bank, N.A. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).

4.11	—	Form of 5.25% Convertible Senior Notes due 2021 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).
*5.1	—	Opinion of Vinson & Elkins L.L.P.
*23.1	—	Consent of Ernst & Young LLP
*23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
*24.1	—	Power of Attorney (contained in signature page).
99.1	—	2017 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 25, 2019 and incorporated by reference herein).

*    Filed herewith.